Exhibit 12

                              BGF Industries, Inc.

                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)


                                                                       FISCAL YEAR ENDED DECEMBER 31,
                                                -------------- ------------- -------------- -------------- --------------
                                                    1995           1996          1997           1998           1999
                                                -------------- ------------- -------------- -------------- --------------
EARNINGS:
     Pretax income(a) . . . .                         $19,677       $40,026        $35,382        $25,171         $7,679
Add:
     Fixed charges . . . . . .                          3,392         2,430          2,619          4,937         16,084
     Capitalized interest . .                            (100)         (206)           (32)          (127)           (46)
                                                      -------       -------        -------        -------        -------
                                                      $22,969       $42,250        $37,969        $29,981        $23,717
                                                      =======       =======        =======        =======        =======

FIXED CHARGES:
     Interest expense(b) . . .                          2,979         1,993          2,355          4,517        $15,817
     Capitalized interest . .                             100           206             32            127             46
     Portion of rents
          representative of
          interest factor . .                             313           231            232            293            221
                                                      $ 3,392       $ 2,430        $ 2,619        $ 4,937        $16,084
                                                      -------       -------        -------        -------        -------
Ratio of earnings to fixed
         charges. . . . . . .                             6.8          17.4           14.5            6.1            1.5

(a) Income before taxes and extraordinary loss.

(b) Includes amortization of debt issuance costs and original issue discount and excludes capitalized interest.